Exhibit 10.9

[East Kansas Agri-Energy Logo]

May 5, 2005

Via Fax # (520) 323-9177

Mr. Scott Brittenham

Ethanol Capital Management, LLC

Rockefeller Center, 7th Floor

1230 Avenue of the Americas

New York, New York 10020

Re:                               East Kansas Agri-Energy, LLC/Ethanol Capital Partners, L.P.

Dear Mr. Brittenham:

Ethanol Capital Partners, L.P. has subscribed for the purchase of 4,550 Membership Units in East Kansas Agri-Energy, LLC (“EKAE”).  Contingent upon fulfillment by Ethanol Capital Partners, L.P. of all outstanding obligations owed under the subscription agreement and the promissory note, EKAE will accept the subscription by Ethanol Capital Partners, L.P. for the purchase of the 4,550 Membership Units in EKAE.  Following final acceptance of such subscription, EKAE will accept the appointment by Ethanol Capital Partners, L.P. of two directors to EKAE’s board of directors.  Such directors will have to stand for re-election under the terms of EKAE’s operating agreement.  We understand that Ethanol Capital Partners, L.P. is making independent arrangements with certain EKAE members to provide for the re-election of Ethanol Capital Partners, L.P.’s directors.  We cannot assure you of their re-election.

Please let me know if you have any questions regarding the foregoing.

Very truly yours,

/s/ William R. Pracht

William R. Pracht

P.O. Box 225	210 ½ E. 4th Ave.	Garnett, KS 66032	Phone: 785-448-2888	Fax: 785-448-288	Web Site: www.ekaellc.com